Exhibit 31.2

CERTIFICATION

I, Yuanmei Ma, certify that:

1. I have reviewed this report on Form 10-K/A for the year ended December 31, 2021, of Fortune Rise Acquisition Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 22, 2022

By:	/s/ Yuanmei Ma
Yuanmei Ma
Chief Financial Officer (Principal Financial and Accounting Officer)